Exhibit 99.3

Execution Version

SECOND AMENDED AND RESTATED SUPPLEMENTAL CONFIRMATION NO. 5

Date:	May 22, 2024

To:	QH Hungary Holdings Limited
BAH Center | 2 Furj street, Building B, Ground fl.
1124 Budapest, Hungary
Attn: Balazs Horvath Dr
T: +36 1 646 4638
Email: balazs.horvath@bekespartners.com, rozsa.juci@gmail.com

From:	Citibank, N.A.
Fax No.:	212-615-8985

Reference Number:	To be advised.

The purpose of this Second Amended and Restated Supplemental Confirmation, dated May 22, 2024, between Citibank, N.A. (“Dealer”) and QH Hungary Holdings Limited (“Counterparty”) (this “Second Amended and Restated Supplemental Confirmation”) is to amend and restate the terms and conditions of the Transaction (i) originally entered into between Dealer and Counterparty on March 9, 2021, evidenced by the Supplemental Confirmation, dated March 9, 2021, and (ii) subsequently amended and restated in its entirety by the Amended and Restated Supplemental Confirmation, dated August 10, 2022, entered into between Dealer and Counterparty, subject to the Master Confirmation specified below. Each party repeats to the other party the representations and warranties set forth in the Master Confirmation and in the Agreement (as defined in the Master Confirmation) (as if the Second Amendment and Restatement Date were the Trade Date, the date the parties entered into a Transaction and the date of the Master Confirmation). This Second Amended and Restated Supplemental Confirmation is a binding contract between Dealer and Counterparty as of the Second Amendment and Restatement Date for the Transaction referenced below.

1.       This Second Amended and Restated Supplemental Confirmation supplements, forms part of, and is subject to the Master Terms and Conditions for Prepaid Variable Share Forward Transactions dated as of May 19, 2020 between Dealer and Counterparty (as amended and supplemented from time to time, the “Master Confirmation”). All provisions contained in the Agreement (as modified and as defined in the Master Confirmation) shall govern this Second Amended and Restated Supplemental Confirmation, except as expressly modified below, and capitalized terms used but not defined herein shall have the meanings specified in the Master Confirmation.

2.       The terms of the Transaction to which this Second Amended and Restated Supplemental Confirmation relates are as follows:

Trade Date:	March 9, 2021

Second Amendment and Restatement Date	May 22, 2024

Prepayment Amount:	USD 20,861,652

Prepayment Date:	The first Currency Business Day on which all of the conditions specified in Section 4 of the Master Confirmation are satisfied or waived by Dealer and Counterparty satisfied its obligations under Section 6(d) of the Master Confirmation; provided that, if such conditions are first all satisfied or waived after 3:00 p.m., New York time, on a Currency Business Day, the Prepayment Date shall be the next following Currency Business Day.

Second Amendment Payment Amount:	USD 822,233.87. Counterparty agrees to pay Dealer the Second Amendment Payment Amount on the Second Amendment Payment Date.

Second Amendment Payment Date:	The first Currency Business Day following the Second Amendment and Restatement Date.

Second Amendment Reference Price:	USD 186.3683

Forward Floor Price:	USD 186.3683

Forward Cap Price:	USD 292.5982

Final Disruption Date:	August 18, 2026

Contractual Dividend:	USD 0.455 per quarter

For each Component of the Transaction, the Number of Shares and the Scheduled Valuation Date are as set forth below.

Component Number	Number of Shares	Scheduled Valuation Date
1	394	5/27/2026
2	394	5/28/2026
3	394	5/29/2026
4	394	6/1/2026
5	394	6/2/2026
6	394	6/3/2026
7	394	6/4/2026
8	394	6/5/2026
9	394	6/8/2026
10	394	6/9/2026
11	394	6/10/2026
12	394	6/11/2026
13	394	6/12/2026
14	394	6/15/2026
15	394	6/16/2026
16	394	6/17/2026
17	394	6/18/2026
18	394	6/22/2026
19	395	6/23/2026
20	395	6/24/2026
21	395	6/25/2026
22	395	6/26/2026
23	395	6/29/2026
24	395	6/30/2026
25	395	7/1/2026
26	395	7/2/2026
27	395	7/6/2026
28	395	7/7/2026
29	395	7/8/2026
30	395	7/9/2026
31	395	7/10/2026
32	395	7/13/2026
33	395	7/14/2026
34	395	7/15/2026
35	395	7/16/2026
36	395	7/17/2026
37	395	7/20/2026
38	395	7/21/2026
39	395	7/22/2026
40	395	7/23/2026
41	395	7/24/2026
42	395	7/27/2026
43	395	7/28/2026
44	395	7/29/2026
45	395	7/30/2026
46	395	7/31/2026
47	395	8/3/2026
48	395	8/4/2026
49	395	8/5/2026
50	395	8/6/2026

Dealer represents, warrants and covenants to Counterparty that any and all sales of Shares in connection with establishing Dealer’s initial Hedge Positions with respect to the Original Transaction have been made in compliance with and in accordance with the manner-of-sale conditions described in Rule 144(f) and (g) under the Securities Act (as interpreted by the Interpretive Letters).

Counterparty hereby agrees (a) to check this Second Amended and Restated Supplemental Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing correctly sets forth the terms of the agreement between us with respect to the particular Transaction to which this Second Amended and Restated Supplemental Confirmation relates by manually signing this Second Amended and Restated Supplemental Confirmation and providing any other information requested herein or in the Master Confirmation and immediately sending a facsimile transmission of an executed copy to us.

Yours sincerely,

CITIBANK, N.A.

By:	/s/ Eric Natelson
Authorized Representative

Confirmed as of the date first above written:

QH HUNGARY HOLDINGS LIMITED

By:	/s/ Michael Kelleher
	Name:	Michael Kelleher
	Title:	Managing Director

[Signature Page to 2nd A&R Supplemental Confirmation No. 5 (Citi)]